EXHIBIT 21


                       HOST MARRIOTT SERVICES CORPORATION
                             LISTING OF SUBSIDIARIES



                       DOMESTIC                                                      FOREIGN
-------------------------------------------------------      ---------------------------------------------------------

State:  California                                           Country:  Australia
    The Gift Collection, Inc.                                     Marriott Airport Concessions Pty Ltd.
    Host Gifts, Inc.                                              Host Services Pty Ltd.

State:  Delaware                                             Country:  Canada
    Host International, Inc.                                      Host International of Canada, Ltd.
    Host Marriott Tollroads, Inc.
    Michigan Host, Inc.                                      Country:  Malaysia
    Host Services of New York, Inc.                               Host (Malaysia) Sdn. Bhd.
    Las Vegas Terminal Restaurants, Inc.
    Turnpike Restaurants, Inc.                               Country:  The Netherlands
    Host Marriott Services U.S.A., Inc.                           Horeca Exploitative Maatschappij Schiphol, B.V.
    HMS Holdings, Inc.                                            Host of Holland, B.V.
    Cincinnati Terminal Services, Inc.
    Cleveland Airport Services, Inc.                         Country:  China
    Marriott Airport Terminal Services, Inc.                      Shenzhen Host Catering Company, Ltd.
    HMS B&L, Inc.
                                                             Country: France
State:  Florida                                                   Host Services (France) SAS
    Sunshine Parkway Restaurants, Inc.

State:  Kansas
    Host International, Inc. of Kansas

State:  Maryland
    Host International, Inc. of Maryland
    Host Marriott Services Family Restaurants, Inc.

State:  Ohio
    Gladieux Corporation

State:  Texas
    Host Services, Inc.









                                      E-2